PAGE 1

                               State of Delaware

                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GLOBAL GOLD CORPORATION", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF DECEMBER, A.D., 1996, AT 9 O'CLOCK A.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                     [SEAL]

                                     [SEAL]    /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

0887407 6100                                 AUTHENTICATION:  8271477

971000766                                              DATE:  01-04-97

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             GLOBAL GOLD CORPORATION

            Global Gold Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

            FIRST: The name of the corporation is Global Gold Corporation.

            SECOND: Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

                  "FOURTH: The total number of shares of stock which the Corporation is authorized to issue is one hundred million (100,000,000) shares of common stock, par value $.001 per share. Each of the Corporation's issued and outstanding shares of Common Stock, par value $.001 per share as of the date of this Certificate of Amendment, shall be converted and reclassified into one-tenth of one share of Common Stock, par value $.001 per share; no change shall be made to the par value of the Corporation's Common Stock; and fractional shares shall be rounded up to the nearest whole share."

            THIRD: The above amendment to the Certificate of Incorporation of the Corporation was approved by the stockholders owning an absolute majority of the issued and outstanding shares of common stock of the Corporation by written consent on December 19, 1996 and by all members of the Board of Directors pursuant to a Unanimous Written Consent adopted on December 19, 1996.

            FOURTH: Such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

            FIFTH: The capital of the Corporation shall not be reduced under or by reason of such amendment.

            IN WITNESS WHEREOF, the undersigned caused the corporate seal to be hereunto affixed and this certificate to be signed by its President and Secretary as of the 19th day of December, 1996.

                                    GLOBAL GOLD CORPORATION


                                    By: /s/ Drury J. Gallagher
                                        -----------------------------
                                        Drury J. Gallagher, President


                                    By: /s/ Robert A. Garrison
                                        -----------------------------
                                        Robert A. Garrison, Secretary

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

            On the ____ day of November, 1995, before me personally came DRURY
J. GALLAGHER, known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the President of Global Gold Corporation, a Delaware corporation, and acknowledged to me that he executed said instrument for the purposes therein expressed, and as the act of said corporation.


                                        _____________________________
                                                Notary Public


STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

            On the _____ day of November, 1995, before me personally came Robert
A. Garrison known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the Secretary of Global Gold Corporation, a Delaware corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.


                                        _____________________________
                                                Notary Public